Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Crownbutte Wind Power, Inc. (the "Company") on Form 10-Q for the quarter ending March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark Schaftlein, Chief Executive Officer and Principal Accounting Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of  2002, that:

  (1) The Report fully complies with the requirements of section  13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 20, 2011	By:	/s/ Mark Schaftlein
Mark Schaftlein, Chief Executive Officer and Principal Accounting Officer

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to Crownbutte Wind Power, Inc., and will be retained by Crownbutte Wind Power, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.